                                                                   EXHIBIT 10.16

                      CHAMPION INTERNATIONAL CORPORATION
                              ONE CHAMPION PLAZA
                         STAMFORD, CONNECTICUT  06921


November 17, 1994





Mr. Andrew C. Sigler
Chairman and Chief Executive Officer
Champion International Corporation
One Champion Plaza
Stamford, Connecticut 06921


Dear Andy:


The Board of Directors has determined that, upon your retirement, it is in the best interests of Champion to obtain your services as an advisor and consultant in order to have the benefit of your extensive experience and expertise relative to Champion.

Therefore, you are hereby engaged, as of the date of your retirement, as a general advisor and consultant to Champion on matters relating to the business of the Company, its subsidiaries and affiliates including, but not limited to, matters relating to the transition in its management following your retirement.

Your engagement as a general advisor and consultant is for a period of five years from the date of your retirement. During this period, you will perform such advisory and consulting services from time to time as may reasonably be requested by Champion's Board of Directors or its chief executive officer.

In consideration for the performance of the duties of advisor and consultant, you will be compensated at an annual rate of $200,000 for a period of five years from the date of your retirement; you also will be provided, for a period of ten years from the date of your retirement, with suitable office accommodations, appropriate secretarial and chauffeur services, and all telephone, fax and other customary administrative support services that you may require. Each annual payment of $200,000 will be made in a single lump sum on the anniversary of the date of your retirement. You also will be entitled to reimbursement for all reasonable expenses incurred in the performance of your duties as advisor and consultant.

Mr. Andrew C. Sigler
November 17, 1994
Page 2



It is understood that, in performing advisory and consulting services, you will be an independent contractor and that nothing herein shall affect any benefits or compensation to which you are and in the future will be entitled from the Company, including without limitation retirement benefits.

If this letter is acceptable to you, please sign the acknowledgement on both copies of this letter, whereupon it will constitute a binding agreement between you and the Company. Please keep one copy for your files and return the other copy to Lawrence W. Wellspeak, Manager - Executive Programs Administration.


Sincerely,





/s/ LAWRENCE G. RAWL
-----------------------------
Chairman of the Compensation and
 Stock Option Committee







Confirmed and Agreed to:



/s/ ANDREW C. SIGLER
-------------------------------
Andrew C. Sigler